                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

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     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported)  September 30, 1996
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American Income Partners V-A Limited Partnership
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(Exact name of registrant as specified in its charter)


Massachusetts                          0-18364               04-3057303
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(State or other jurisdiction of     (Commission             (IRS Employer
 incorporation or organization)      File Number)  Identification Number)


98 North Washington Street, Boston, MA          02114
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(Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code  (617) 854-5800
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________________________________________________________________________________
(Former name or former address, if changed since last report.)
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                American Income Partners V-A Limited Partnership
                                    Form 8-K

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ITEM 2.  Acquisition or Disposition of Assets.
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This report on Form 8-K provides information concerning the sale of certain tangible equipment assets, lease receivables, and lease contracts of American Income Partners V-A Limited Partnership (the "Registrant"). The equipment assets represented approximately 34% of the Registrant's total equipment assets at September 30, 1996.

Background
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The Registrant was organized in 1989 as a direct-participation equipment leasing program to acquire a diversified portfolio of capital equipment subject to lease agreements with third parties. Certain of the Registrant's equipment assets represent partial ownership interests, whereby the Registrant owns less than a 100% interest in the equipment. The remaining interests in such equipment are owned by one or more affiliated equipment leasing programs.

On September 30, 1996, the Registrant sold (i) a 23% ownership interest, representing its entire ownership interest, in a cargo vessel leased by KGJS/Gearbulk Holding Limited (the "Vessel"), having an original cost to the Registrant of $1,829,796 and a net book value at September 30, 1996 of $777,489 and (ii) a 50% ownership interest, representing its entire ownership interest, in 22 locomotives leased by Union Pacific Railroad Company (the "Locomotives"), having an original cost to the Registrant of $4,692,022 and a net book value at September 30, 1996 of $2,545,686.

The foregoing equipment sales were effected in connection with a joint remarketing effort involving 15 individual equipment leasing programs, consisting of the Registrant and 14 affiliates (the "Other Affected Partnerships"). Collectively, the Registrant and the Other Affected Partnerships offered for sale all or a portion of their equipment assets (the "Sale Assets"). The Registrant offered to sell only its interests in the Vessel and the Locomotives. A second equipment leasing program, which holds a 36% ownership interest in the Vessel, offered to sell only its interest in the Vessel. Thirteen other programs offered to sell all of their equipment assets, including the remaining ownership interests in the Vessel and the Locomotives, and are expected to wind-up business operations in 1996.

The general partners of the latter thirteen programs engaged an investment adviser (the "Adviser") to solicit interested third-party buyers of the Sale Assets and (ii) an independent appraisal firm (the "Appraiser") to provide an estimate of the amount that a third party might be willing to pay for the Sale Assets. Equis Financial Group ("Equis", which serves as the Equipment Manager of the Registrant and the Other Affected Partnerships) and the Adviser believed the joint approach to remarketing the Sale Assets would maximize the disposition prices of the Sale Assets while also facilitating an efficient wind-up of the business operations of the thirteen programs anticipating wind-up in 1996.

                American Income Partners V-A Limited Partnership
                                    Form 8-K

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ITEM 2.  Acquisition or Disposition of Assets (Continued).
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The Sale Process
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To start the process of soliciting bids, the Adviser and Equis assembled a list of 48 prospective purchasers, some of whom had conducted prior business with the Registrant, Equis, the Other Affected Partnerships, or their affiliates. Each recipient was provided abbreviated information concerning the remarketing effort and asked to request, if interested in bidding, an Information Memorandum containing, among other information, a listing of the equipment rental schedules being offered for sale, a description of the assets and their original cost, and a summary of the remaining lease payments expected to be collected from each rental schedule, assuming no future default events. Additional background was provided about the business operations and credit ratings of significant lessees. All financial information assumed an August 1, 1996 sale date. Fourteen of the 48 prospective purchasers requested and received an Information Memorandum. After the Information Memoranda were distributed, and prior to submitting a bid, the recipients were given the opportunity to request additional information or ask questions. In addition, the recipients were offered the opportunity, but were not required, to engage the equipment management services of Equis subject to agreed-upon terms. Bidders were encouraged to make all-cash bids.

On September 30, 1996, the Registrant and the Other Affected Partnerships executed individual purchase and sale agreements with RSL Finance Limited Partnership II (the "Buyer") for all Sale Assets, except one McDonnell Douglas MD-82 aircraft leased to Northwest Airlines, Inc. (the "NWA Aircraft"), hereafter the "Sale Assets, as Revised", for total cash consideration prior to closing adjustments of $35 million. The Appraiser had estimated the potential sale value of the Sale Assets, as Revised to be between $33 million and $38 million, assuming an August 1, 1996 sale date. Accordingly, the Buyer's purchase price was established as of August 1, 1996 and any remarketing proceeds or contracted lease rents earned after July 31, 1996 accrue to the benefit of the Buyer. The Buyer's cash remuneration to the Registrant and the Other Affected Partnerships was increased by an interest factor, at the annualized rate of 8%, which was applied to the sales price for the period commencing August 1, 1996 and ending on September 30, 1996, the date of closing.

In a separate negotiation, Equis, on behalf of certain of the Other Affected Partnerships owning an interest in the NWA Aircraft, arranged to sell the NWA Aircraft to the lessee for $13,200,000. A purchase and sale agreement for the NWA Aircraft was executed and the closing was concluded on September 30, 1996. The Registrant had no ownership interest in this aircraft.

As a result of both sale events, the Registrant and the Other Affected Partnerships received aggregate sale proceeds of $48,200,000 for all Sale Assets. Four other parties submitted bids to purchase the Sale Assets for prices ranging from $34 million to $44 million, including the NWA Aircraft. Pursuant to terms of their respective purchase and sale agreements, the Buyer and

                American Income Partners V-A Limited Partnership
                                    Form 8-K

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ITEM 2.  Acquisition or Disposition of Assets (Continued).
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The Sale Process (Continued)
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Northwest Airlines, Inc. agreed to purchase the Sale Assets on a non-recourse basis to the Registrant, the Other Affected Partnerships, and the general and limited partners of each. Equis believes the sale to be in the best interests of the Registrant and the Other Affected Partnerships.


Relationship with the Buyer
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The Buyer is a limited partnership established to acquire the Sale Assets, as
Revised and has no direct affiliation with the Registrant, the Other Affected Partnerships, the General Partner, Equis, or its predecessor, American Finance Group ("AFG"). The sole general partner of the Buyer is RSL Holdings, Inc. An affiliate of the Buyer purchased a significant limited partner interest in a direct-participation equipment leasing program co-sponsored by AFG in 1992. AFG acquired this interest in 1993 for cash and assumption of indebtedness. There have been no other business dealings between the Buyer and Equis (or AFG) and their affiliates.

The Buyer paid cash for its acquisition of the Sale Assets, as Revised, a significant portion of which was borrowed from three third-party institutional lenders (the "Lenders"). Equis explored financing options and negotiated certain terms of the financings on behalf of the Buyer. In addition, Equis and the Buyer agreed to terms of a management contract whereby Equis will provide equipment management services to the Buyer following the sale. Pursuant to the terms of the management contract, Equis will earn a remarketing fee equal to 3% of the gross disposition proceeds realized by the Buyer upon any subsequent re-sale of the Sale Assets, as Revised and has agreed to subordinate, in favor of the Lenders, its right to collect (i) an equipment management fee equal to 5% of lease revenues and (ii) an initial documentation and set-up fee equal to 3% of the Buyer's base purchase price for the Sale Assets, as Revised, until such time as the Lenders' loans are fully repaid. Equis will accrue, but also has agreed to subordinate in favor of the Lenders, interest on all subordinated fees at the rate of 15% per annum until collected.


Relationship with Northwest Airlines, Inc .
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Equis (and AFG) and its affiliates, including the Registrant and certain of the
Other Affected Partnerships, have had a long-standing relationship with Northwest Airlines, Inc. ("NWA"). NWA has leased commercial jet aircraft from one or more of the parties in the ordinary course of business and has purchased certain leased aircraft from the parties on prior occasions.

                American Income Partners V-A Limited Partnership
                                    Form 8-K

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ITEM 2.  Acquisition or Disposition of Assets (Continued).
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Terms of Sale
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The Registrant and the Other Affected Partnerships received aggregate cash consideration prior to closing adjustments of $48,200,000 for the Sale Assets, of which $13,200,000 was allocated to the owners of the NWA Aircraft according to their respective percentage ownership interests. The remaining $35 million, after closing adjustments, was allocated proportionately among the Registrant and the Other Affected Partnerships based upon the Appraiser's estimated sale prices for each partnership's respective share of the Sale Assets, as Revised. This calculation resulted in the Registrant receiving $3,158,135 as its proportionate share of the net sale proceeds. The appraised value of the Registrant's equipment assets was estimated by the Appraiser to range between $3.1 million and $3.6 million.

All expenses directly associated with the sale will be allocated first, to the extent that such expenses pertain to the NWA Aircraft, to each of the respective owners of the NWA Aircraft, and second, for all other costs, proportionately among the Registrant and the Other Affected Partnerships according to the Appraiser's estimated sale prices for each partnership's respective share of the Sale Assets, as Revised. The Registrant's share of all such expenses is expected to be approximately $83,000.



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                American Income Partners V-A Limited Partnership
                                    Form 8-K

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ITEM 7.  Financial Statements and Exhibits.
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             Exhibits filed herewith pursuant to Item 601 of Regulation S-K:

             Exhibit
             Number
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                99.1.(d) Purchase and Sale Agreement by and between American
                         Income Partners V-A Limited Partnership and RSL Finance Limited Partnership II.


                99.2.(e) Purchase and Sale Agreement by and between Investors
                         Asset Holding Corp., not in its individual capacity, but solely as Trustee of "AFG/Soo Line Trust" and RSL Finance Limited Partnership II.

                99.3.(f) Assignment and Assumption Agreement and Bill of Sale by
                         and between Investors Asset Holding Corp., not in its individual capacity, but solely as Trustee of "AFG/Soo Line Trust" and RSL Finance Limited Partnership II.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


AMERICAN INCOME PARTNERS V-A LIMITED PARTNERSHIP
(Registrant)

By: AFG Leasing IV Incorporated,
    a Massachusetts corporation and the
    General Partner of the Registrant.


By: /s/ Gary M. Romano                             Date: October 3, 1996
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    Gary M. Romano
    Clerk
    (Principal Financial Officer)


By: /s/ Michael J. Butterfield                     Date: October 3, 1996
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    Michael J. Butterfield
    Treasurer
    (Principal Accounting Officer)